CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use of our name under the caption "Experts" and the inclusion of our report dated March 6, 1998 on our audit of the consolidated financial statements of Azle Bancorp and Subsidiaries as of and for the year ended December 31, 1997, in the Prospectus forming a part of the Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and do hereby confirm the statements therein made.



                         /s/  STOVALL, GRANDEY & WHATLEY, L.L.P.

Fort Worth, Texas
September 16, 1998